Report of Independent Accountants

To the Trustees and Shareholders
of Barr Rosenberg Series Trust,

In our opinion, the accompanying statements of assets and liabilities, including the schedules of portfolio investments and schedules of securities sold short, and the related statements of operations and of changes in net assets and the financial highlights present fairly, in all material respects, the financial position of AXA Rosenberg U.S. Small Capitalization Fund, AXA Rosenberg International Small Capitalization Fund, AXA Rosenberg Value Long/Short Equity Fund, AXA Rosenberg U.S. Large/Mid Capitalization Long/Short Equity Fund, AXA Rosenberg Enhanced 500 Fund, AXA Rosenberg International Equity Fund, AXA Rosenberg Global Long/Short Equity Fund, AXA Rosenberg U.S. Discovery
Fund, AXA Rosenberg European Fund, and AXA Rosenberg U.S. Large Capitalization Fund (constituting Barr Rosenberg Series Trust, hereafter referred to as the "Trust") at March 31, 2003, the results of each of their operations, the changes in each of their net assets and the financial highlights for each of the periods presented, in conformity with accounting principles generally accepted in the United States of America. These financial statements and financial highlights (hereafter referred to as "financial statements") are the responsibility of the Trust's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these financial statements in accordance with auditing standards generally accepted in the United States of America, which require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits, which included confirmation of securities and securities sold short at March 31, 2003 by correspondence with the custodians and brokers, provide a reasonable basis for our opinion.

PricewaterhouseCoopers LLP

San Francisco, California
May 16, 2003
1


2